UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 6, 2012

ECO  BUILDING  PRODUCTS,  INC.
(Exact Name of Registrant as Specified in its Charter)

Colorado	000-53875	20-8677788
(State of Organization)	(Commission File Number)	(I.R.S. Employer
Identification No.)

909 West Vista Way, Vista, CA 92083
 (Address of Principal Executive Offices)

760-732-5826
Registrants Telephone Number, including area code

 EcoBlu Products, Inc.
(Former Name or Address of Registrant)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

A. Manhattan Resources Limited

Background

On February 14, 2011, Eco Building Products, Inc., formerly EcoBlu Products Inc. (“Eco”)  entered into an investment agreement (the “Investment Agreement”)  with Manhattan Resources Limited, a Singapore Corporation (“MRL”) and Dato’ Low Tuck Kwong (“LTK”), a controlling shareholder of MRL (the “Investment Agreement”). On February 14, 2011, Eco also entered into a revolving credit and warrant purchase agreement (the “Credit and Warrant Agreement”) with MRL. Agreements, securities, and obligations also were confirmed with SLM Holding PTE, Ltd. (SLM) a wholly owned subsidiary of MRL, and Swanny Sujanty, an individual, including transfer of 9,500,000 shares of restricted stock from Steve Conboy, the CEO of Eco, to Swanny Sujanty.

Copies of these above agreements (the "Past Agreements") and their terms were disclosed under the Eco Form 8-K filling on February 16, 2011.

Herein "MRL" includes MRL, LTK, SLM, and Swanny Sujanty, considered affiliates to MRL by Eco.

Negotiations and New Agreement

At various points, the past year, Eco, offered MRL for MRL and affiliates, an arrangement whereby all their interests in Eco and all obligations of Eco to any of them would be exchanged for a promise to make a future buyout payment. On July 9, 2012 lawyers for Eco advised Eco that the aspect of the Offer, below,  and the communication that an agreement was reached is legal grounds, subject to potential judicial determination, supporting Eco's conclusion that MRL has agreed to Eco's offer including selling all interests back to Eco for promise of a future payment, as stated below. If judicial action was taken, Eco may or may not be successful.

Previously, on June 13, 2012, Eco was advised that MRL had accepted Eco's Offer.

The Offer was as follows:

1.   MRL surrenders all rights and interests in Eco. This includes all securities.

2.   Eco agrees to repay or pay MRL the sum of $10,000,000 USD on or before 24 months from acceptance, or June 13, 2014.

3.   The only obligation that survives the settlement or agreement is the obligation of Eco to pay the sum stated.

Based on the Offer and the communicated acceptance, Eco proceeded to prepare and provide a document to memorialize the agreement but was informed by MRL that it was not accepted.

Then a communication supplied Eco on behalf of Manhattan, at the request of Eco, stated that an agreement in principle had been reached and that MRL was preparing its  proposed procedures and that Eco was also asked to prepare one to make things simpler and faster and that MRL would study and respond or amend the Eco procedures, and this was confirmed. Since then, Eco has been supplied MRL communications relating to payment schedules to repay the above sum but along with interest and other issues and Eco is proceeding to finalize procedures to give effect or close the agreement reached It appears MRL is now negotiating payment procedures and other terms beyond the June agreement reached and Eco is considering these as offers or negotiations of modifications.

Conclusion

Eco takes the position that an agreement was offered and accepted and that it means that MRL and noted affiliates surrendered to Eco  rights and interests in Eco and no longer can claim they own securities in Eco, and this was in exchange for Eco supplying the concurrent promise to pay the sum of $10,000,000 by June 13, 2014; that the securities held by MRL and affiliates are or should be deemed cancelled or retired; and that Eco is willing to negotiate and entertain, though not obligated, repaying the sum with interest, as well as any "amendment" or terms for orderly procedures of the parties. If any "amendment" is reached, Eco plans to file an additional Form 8-K on the matter. This would mean that Eco also believes the Past Agreements no longer apply.

On July 6, 2012, Eco confirmed final negotiations and agreements and instruments as  proposed and circulated between Eco and InsurFinancial Holdings, PLC ("IFH" a United Kingdom company) with all final changes considered, being the;

1.   "Fee Agreement between InsurFinancial Holdings, PLC and Eco Building Products, Inc." and

2.   the Assignment and Amendment agreements between the parties, and

3.   delivery for Eco of the Stand by Letter of Credit (SBLC) issued by The Bank of China for $100 million dollars USD. See attached.

Eco believes this presents up to $100 million dollars USD in financial commodity and liability underwriting or financing ("Financing")  support to permit a substantial expansion of its business.

Any successful expansion is subject to risks, documents, forecasted ability to obtain orders, and other conditions certain of which are beyond the control of Eco so no assurance of future results can be made.

IFH has confirmed that the referenced bank has blocked $100 million in funds, USD, to support the SBLC. The SBLC is not a credit line but rather is intended to be a financial support to permit Eco to transact business with others on the basis that if in the future Eco is unable to meet liabilities meaning it owes money or has liabilities that are liquidated so that money is owed, being liabilities it cannot pay, Eco can work with a bank for Eco to have the bank obtain in one or more occasions up to the $100 million from The Bank of China.  Eco does not anticipate any such requests, to be made by bank to bank swift, to pay any liability that Eco disputes.

Though represented to Eco as not being contingent, the financial benefits and any receipt of payment from third parties relating to the existence of the SBLC and or from The Bank of China is subject to conditions so no assurance exists that Eco will fully realize the anticipated benefits or payments. Any accounting treatment of the transaction discussed will also depend upon the accountants for Eco and any audit, the figures and transactions referenced herein being unaudited at this time, so Eco is unable to confirm the final accounting treatment.

A summary of the transaction, which includes a variety of representations, conditions and provisions, along with certain recent related events, includes the following:

1.   IFH agrees to supply Eco a $100 million dollar credit facility instrument, a "Stand by Letter of Credit" or SBLC.

The instrument presented as signed by The Bank of China has been supplied to Eco and IFH has executed an Assignment and Amendment set of documents for the benefit of Eco.

Eco has in place as assignee from IFH the SBLC issued by the bank. The original of this SBLC is or is being delivered to Eco on about this date from overseas.

2.   The SBLC is limited to be used by Eco for a term of four years to help guarantee performance for the purpose of trading, buying, selling, arranging for purchase and sale, wood related commodities but it may also be used or intended for use in strengthening its balance sheet (any change in Eco balance sheet will only be undertaken with consultation with its accountants, pending, and will be subject to annual audit, no assurance of accounting or valuation treatment can be made) meaning that if liabilities cannot be paid by Eco, then it can treat the SBLC instrument to supply a draw to Eco to pay the liabilities.

The SBLC is scheduled to end on December 4, 2016.

Eco anticipates that third parties will view the support of the SBLC to extend credit, terms and other financial related benefits to Eco and may improve the credit worthiness of Eco and also attractiveness of Eco for others to conduct business with Eco though no assurance exists that such results will match anticipations.

3.   IFH represents  Eco can rely upon the SBLC and that, among other things also, The Bank of China is obligated to honor the SBLC that its customer, unrelated to Eco, has supported by the block of funds in a sufficient amount for the Bank to issue the instrument.

4.   Closing was set for June (but the parties mutually confirmed a delay until the Assignment, and Amendment,  referenced herein, was approved, to complete negotiations, which was July 6, 2012).

5.   Termination rights, as stated, revolve around conditions prior to Closing though certain rights to terminate may still apply though Eco has been advised that the SBLC is irrevocable.

6.   Eco is to pay  IFH an annual facilitation fee of up to $5,000,000 (all figures herein are in USD), through a schedule per the exhibit form of SBLC, copy attached hereto, and this includes a method for IFH  to accept payment in the form of shares of common stock of Eco.

a.   The first payment will be equal to the amount of five percent (5%) of the amount placed at risk by ECO. This payment will be due 120 days after the liability is created by ECO.

b.   Beginning with the second year the SBLC amount shall be adjusted at the sole option of InsurFinancial Holdings, PLC to the maximum amount exposed and paid for in the prior year.

c.   This Annual Facilitation Fee will last for the entire four (4) year term of this agreement.

d.   ECO shall grant InsurFinancial Holdings, PLC the irrevocable right to accept any portion of its earned fee in the form of restricted common stock of ECO, its successors or assigns.  The price for this stock shall be 20% above the three month trailing average for the stock.

Payment Date- The "Payment Date" associates with the Facilitation Fee due under this Agreement will be the 120 day of the exposed risk to the SBLC, if that date is not a business day then the date will be the following business day providing banks are open.

7.   The terms were subject to Eco final acceptance of the SBLC which was presented by IFH  as issued by The Bank of China and accepted by Eco. Copy attached.

Additional terms and conditions in the stated agreement include that Eco reach an agreement with its major investor, considered MRL above, for redemption of shares and warrants, IFH is supplied certain indemnification rights, and the parties agree to mediation and arbitration of any disputes in the United Kingdom. IFH indicates that all conditions have been satisfied by Eco thus far.

In further summary, with reference to the documents noted above, Eco has the primary anticipation that it may negotiate lumber related transactions mainly in the nature of purchases to meet orders or anticipated orders with the benefit of the Financing, though it may utilize the Financing for trading of lumber and support to obtain credit also among other things.  Eco does not anticipate pledge or assignment of the SBLC by Eco.

Additional points are:

1.   The funding acquired by IFH is presented to Eco to provide Eco with an underwriting or financing support needed for Eco to help in securing lumber and also to improve its creditworthiness. IFH has assigned its rights to the SBLC to Eco so Eco becomes the beneficiary of the Bank instrument. Eco anticipates it will present and utilize the Financing to help secure third party funding of lumber purchase orders to assist in Eco customer orders for Eco finished products,  among other things. If Eco is unable to meet its liabilities then it will be in a position to present the SBLC to The Bank of China, per bank swift or per the terms,  for funding or payment,  and this will require it to be done through terms and a banking relationship yet to be established by Eco since Eco does not anticipate it will be able to obtain payments directly from said issuing bank. No assurance can be made that Eco anticipated banking related efforts will cause an actual financial recognition of any kind for Eco.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 hereof is incorporated by reference into this Item 2.03.

Section 5 – Corporate Governance and Management

Item 5.01  Changes in Control of Registrant

The information set forth in Item 1.01 hereof is incorporated by reference into this Item 5.01.

Just prior to reaching the stated agreement with  MRL relating to the cancellation or retiring of  securities and rights, which otherwise included liens, Board of Director seats, and other related provisions that are or may be viewed as involving control of the registrant, MRL and affiliates owned or controlled rights, as previously reported, including the following: MRL stock in Eco, 81,000,000 shares of common stock, MRL warrants in Eco, for 50,000,000 shares of common stock, and Swanny Sujanty, 9,500,000 shares of common stock in Eco. Eco's position is that these rights no longer are controlled by the stated holders regardless of the physical location of the securities and pending payment arrangements and in the event MRL or others do not cooperate or conform Eco reserves the rights to seek judicial intervention.

Section 9 – Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits

Exhibits

Exhibit Number	Description
10.1	Fee Agreement, InsurFinancial Holdings, PLC and Eco
10.2	Stand By Letter of Credit
10.3	Assignment to Eco
10.4	Amendment to Assignment

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECO BUILDING PRODUCTS, INC.

Date: July 11, 2012	By:	/s/ Steve Conboy, President
Name: Steve Conboy, President
Title: President
Principal Executive Officer and Principal Financial Officer